UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 17, 2022 (January 1, 2022)
Date of Report
(Date of Earliest Event Reported)
WSFS Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)
500 Delaware Ave,
Wilmington, Delaware 19801
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including Area Code: (302) 792-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A is being filed with the Securities and Exchange Commission solely to amend and supplement Item 9.01 of the Current Report on Form 8-K (the “Original 8-K”) filed by WSFS Financial Corporation (“WSFS”) on January 3, 2022, reporting under Item 2.01 the completion on January 1, 2022 of its previously announced merger (the “Merger”) with Bryn Mawr Bank Corporation (“BMBC”). Under Item 9.01 of the Original 8-K, WSFS stated that unaudited pro forma financial information would be filed by amendment no later than 71 days following the date that the Original 8-K was required to be filed with respect to such item. No other changes have been made to the Original 8-K.

Item 9.01 Financial Statements and Other Exhibits.

(b) Pro Forma Financial Information.

(i) The unaudited pro forma combined condensed balance sheet of WSFS and BMBC as of September 30, 2021, unaudited pro forma combined condensed statement of income of WSFS and BMBC for the nine months ended September 30, 2021 and the year ended December 31, 2020, and the notes related thereto, reflecting the Merger, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Number	Description
99.2
Unaudited Pro Forma Combined Condensed Financial Statements of WSFS Financial Corporation and Bryn Mawr Bank Corporation as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	March 17, 2022	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer